Exhibit 99.1

Neurobiological Technologies Announces Filing of Certificate of Dissolution
and Closing of Stock Transfer Books

Emeryville, CA, December 17, 2009 – Neurobiological Technologies, Inc. (formerly NASDAQ: NTII) (“NTI”) announced today that it filed a Certificate of Dissolution with the Secretary of State of the State of Delaware on December 17, 2009. Certificates of Dissolution generally become effective upon filing. The Certificate of Dissolution provides for the dissolution of NTI under the Delaware General Corporation Law. In connection with the filing of its Certificate of Dissolution, NTI also closed its stock transfer books to coincide with the voluntary delisting of its securities from the Nasdaq Capital Market, effective prior to the opening of business on December 17, 2009.

About Neurobiological Technologies, Inc.

Neurobiological Technologies, Inc. is a biopharmaceutical company historically focused on developing investigational drugs for central nervous system conditions.

SOURCE:	Neurobiological Technologies, Inc. www.ntii.com

CONTACT:	Matthew M. Loar, CFO – 510.595.6000